Exhibit 10.5(a)

                              HECLA MINING COMPANY

                        PERFORMANCE PAY COMPENSATION PLAN

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                                        I

                                     PURPOSE

     This Hecla Mining Company Performance Pay Compensation Plan (the "Plan") shall be effective as of July 2, 1994, and is designed to provide a significant and variable economic opportunity to selected officers and employees of Hecla Mining Company (the "Company") as a reflection of their individual and group contributions to the success of the Company.

                                       II

                                   DEFINITIONS

     "Base Salary" is the annual salary approved by the board for plan participants.

     "Board" shall mean the Board of Directors of the Company.

     "Cause" shall mean (1) the conviction of the Participant for committing a felony under Federal law or the law of the state in which such action occurred,
(2) dishonesty in the course of fulfilling the Participant's employment duties or (3) willful and deliberate failure on the part of the Participant to perform his employment duties in any material respect.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Committee" shall mean the Compensation Committee of the Board.

     "Company" shall mean Hecla Mining Company, a Delaware corporation, and its subsidiaries.

     "Corporate Factor" is the percentage used in determining the amount of the Performance Pay that is payable due to corporate results and is determined annually by the Committee prior to the Performance Period.


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     "Corporate Performance Factor" is a numerical measure of the degree to which the annual corporate goals have been achieved. The Performance Factor varies as a result of goal achievement but in no case is greater than zero unless at least 90% of the goals are achieved.

     "Corporate Performance Payment" is the amount of performance pay which is payable due to the attainment of Corporate Results. The amount of the Corporate Payment shall be determined from the product obtained by multiplying ninety percent of the base salary times the Corporate Factor times the Corporate Performance Factor times the Job Factor.

     "Covered Employees" shall mean Participants designated by the Committee prior to the Performance Period.

     "Department Factor" is the percentage used in determining the amount of Performance Pay that is available based on department results and is determined annually by the Committee prior to the Performance Period.

     "Department Performance Factor" is a numerical measure of the degree to which the annual department goals have been achieved. The Performance Factor varies as a result of goal achievement but in no case is greater than zero unless at least 90% of the goals are achieved.

     "Department Performance Payment" is the amount of Performance Pay which is payable due to the attainment of Department Results. The amount of the Department Payment shall be determined from the product obtained by multiplying ninety percent of the base salary times the Department Factor times the Corporate Performance Factor times the Job Factor.

     "Discretionary Performance Factor" is the Chief Executive Officer's assessment of the individual performance of the plan participant; or, in the case of the Chief Executive Officer, it is the Board's discretionary assessment of the Chief Executive Officer's performance.

     "Disinterested Person" shall mean a member of the Board who qualifies as an "outside director" for purposes of Section 162(m) of the Code.

     "Individual Factor" is the percentage used in determining the amount of Performance Pay that is available based on individual results as determined by the Committee prior to the Performance Period.

     "Individual Performance Payment" is used in determining the amount of Performance Pay which is payable due to the attainment of individual results as measured through the discretion of Chief Executive Officer, or the Board, in the case of the individual performance of the Chief Executive Officer. The amount of


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the Individual Payment shall be determined by multiplying ten percent of the base salary times the Discretionary Performance Factor times the Job Factor.

     "Job Factor" is the numerical factor assigned to each participant based on the level of the job position within the organization.

     "Participant" shall have the meaning set forth in Article IV hereof.

     "Payment Date" shall mean the date following the conclusion of a particular Performance Period on which the Committee certifies that applicable Performance Goals have been satisfied and authorizes payment of corresponding Performance Pay Awards.

     "Performance Goals" shall mean the Performance Goals in effect for the Plan Year prior to the commencement of the Plan year as presented by management to the Committee. The Committee may modify the Performance Goals as it sees fit and will finally approve the Goals to be in effect for that Plan Year.

     "Performance Pay" shall mean a cash award payable to a participant pursuant to the terms of the Plan.

     "Performance Period" will be determined by the Committee and normally coincides with the Company's fiscal year.

     "Target Award" shall mean the range of the percent of base salary that is available as Performance Pay to each participant in the plan. For the Chief Executive Officer the range is 0 to 100%, for Operating Officer the range is 0 to 85%, for other vice presidents the range is 0 to 75% and for other plan participants it is 0 to 50%. The Target Award for each plan participant will be determined by the Committee prior to each Performance Period.

     "Total Performance Payment" shall mean the amount determined by adding the Corporate, Department and Individual Payments together and will in no case exceed the Target Award.

                                       III

                                 ADMINISTRATION

     The plan shall be administered by the Committee or such other committee of the Board which is composed of not less than two Disinterested Persons, each of whom shall be appointed by and serve at the pleasure of the Board.


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     In administering the Plan the Committee may at is option employ compensation consultants, accountants and counsel (who may be the independent auditors and outside counsel and compensation consultants of the Company) and other persons to assist or render advice to the Committee, all at the expense of the Company.

                                       IV

                                   ELIGIBILITY

     The Committee shall, in its sole discretion, determine for each Performance Period those officers and employees of the Company who shall be eligible to participate in the Plan (the "Participants") based upon such Participants' opportunity to have a substantial impact on the Company's operating results. Nothing contained in the Plan shall be construed as or be evidence of any contract or employment with any Participant for a term of any length nor shall participation in the Plan in any Performance Period by any Participant require continued participation by such Participant in any subsequent Performance Period.

                                        V

                        DETERMINATION OF PERFORMANCE PAY

     The form and amount of Performance Pay awarded to a Participant shall be determined by and in the discretion of the Committee. The Committee may condition the earning of Performance Pay upon the attainment of specified Performance Goals measured over a period not greater than one year relating to the Participant or the Company, or a subsidiary, division or department of the Company for or within which the Participant is primarily employed, or upon such other factors or criteria as the Committee shall determine, which Performance Goals may be different for each Participant. Performance Pay payable under the Plan will consist of a cash award from the Company, based upon a degree of achievement of such Performance Goals over the Performance Period.

     The amount of the award for each Covered Employee will be calculated as follows:

     Corporate Performance Payment      = (0.9 x Base Salary) (Corporate Factor)
                                          (Corporate Performance Factor)
                                          (Job Factor)

     Department Performance Payment     = (0.9 x Base Salary) (Dept. Factor)
                                          (Dept. Performance Factor)
                                          (Job Factor)


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     Individual Performance Payment     = (0.1 x Base Salary) (Discretionary
                                          Performance Factor) (Job Factor)

     Total Performance Payment          = Corporate Performance Payment +
                                          Department Performance Payment +
                                          Individual Performance Payment

     The Committee may, in its sole discretion, increase or decrease the amount of any Performance Pay payable to a Participant and may award Performance Pay to Participants even though the Performance Pay is not earned. Performance Pay earned or otherwise awarded will be paid on the Payment Date.

                                       VI

                          TERMINATION OF EMPLOYMENT

     In the event that a Participant's employment with the Company terminates for any reason prior to the Payment Date, Performance Pay may be made to the terminated employee based on the PRO RATA degree to which the Performance Goals are achieved as determined by the Committee. Participants who remain employed through the Performance Period but are terminated prior to the Payment Date shall be entitled to receive Performance Pay payable with respect to such Performance Period, unless terminated for Cause.

                                       VII

                           AMENDMENTS AND TERMINATIONS

     The Board shall have the right to modify the Plan from time to time without prior approval of the Company's stockholders.

                                      VIII

                                  MISCELLANEOUS

     Performance payments shall be made from the general funds of the Company and no special or separate fund shall be established or other segregation of assets made to assure payment. No Participant or other person shall have under any circumstances any interest in any particular property or assets of the Company. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its principles of conflict of laws.


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                                       IX

                               DEFERRAL ELECTIONS

     The Participants are permitted to defer the receipt of Performance Pay payable hereunder in accordance with the Company's Deferred Compensation Plan provisions.








































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